Exhibit 99.1

Contact: Jeff Harkins

Investor Relations

940-297-4131

jharkins@sallybeauty.com

Sally Beauty Holdings Reports Fourth Quarter and Full Year Fiscal 2025 Results

➢	Q4 Consolidated Net Sales Increased 1.3%; Consolidated Comparable Sales Up 1.3%

➢	Q4 GAAP Diluted EPS Increased 7%; Adjusted Diluted EPS Increased 10%

➢	Full Year GAAP Diluted EPS Increased 32%; Adjusted Diluted EPS Increased 12%

➢	Full Year Cash Flow from Operations of $275 Million Deployed to Invest for Growth, Strengthen Balance Sheet and Return Value to Shareholders

➢	Company Provides Fiscal 2026 Guidance and Long-Term Financial Targets

DENTON, Texas, November 13, 2025 – Sally Beauty Holdings, Inc. (NYSE: SBH) (the “Company”), the leader in professional hair color, today announced financial results for its fourth quarter and full year ended September 30, 2025. The Company will hold a conference call today at 7:30 a.m. Central Time to discuss these results and its business.

“We concluded the year with fourth quarter results that exceeded our expectations, highlighted by solid topline growth and healthy gross margins that drove 10% adjusted EPS growth and robust free cash flow. Importantly, sharp execution against our strategic initiatives drove broad-based strength across both our Sally and BSG segments,” said Denise Paulonis, president and chief executive officer. “We also delivered strong full year results, including 40 basis points of adjusted operating margin expansion and 12% adjusted EPS growth while deploying our cash to invest for growth, strengthen our balance sheet and return value to shareholders.”

“As we enter fiscal 2026, we are emboldened by our resilient customers, defensible core categories and strategic initiatives built to drive growth and increase profitability. All of this gives us confidence in the fiscal 2026 guidance and long-term financial targets we are providing today.”

Fiscal 2025 Fourth Quarter Summary

•	Consolidated net sales of $947 million, an increase of 1.3% compared to the prior year;

•	Consolidated comparable sales growth of 1.3%;

•	Global e-commerce sales of $105 million, representing 11.1% of net sales;

•	GAAP gross margin expansion of 100 basis points to 52.2%;

•	GAAP selling, general and administrative expenses of $414 million, an increase of $17 million compared to the prior year;

•	Adjusted Selling, General and Administrative Expenses of $405 million, an increase of $14 million compared to the prior year;

•	GAAP operating earnings of $80 million and GAAP operating margin of 8.4%;

•	Adjusted Operating Earnings of $89 million and Adjusted Operating Margin of 9.4%;

•	GAAP diluted net earnings per share of $0.49, an increase of 7% over the prior year;

•	Adjusted Diluted Net Earnings Per Share of $0.55, an increase of 10% over the prior year;

•	Cash flow from operations of $121 million and Free Cash Flow of $78 million; and

•	Completed $21 million in term loan repayment and $20 million in share repurchases.

Fiscal 2025 Full Year Summary

•	Consolidated net sales of $3.70 billion, a decrease of 0.4% compared to the prior year;

•	Consolidated comparable sales increase of 0.3%;

•	Global e-commerce sales of $397 million, representing 10.7% of net sales;

•	GAAP gross margin expansion of 70 basis points to 51.6%;

•	Adjusted Gross Margin expansion of 80 basis points to 51.7%;

•	GAAP selling, general and administrative expenses of $1.58 billion, a decrease of $25 million compared to the prior year;

•	Adjusted Selling, General and Administrative Expenses of $1.59 billion, an increase of $10 million compared to the prior year;

•	GAAP operating earnings of $328 million and GAAP operating margin of 8.9%, an increase of 130 basis points over the prior year;

•	Adjusted Operating Earnings of $328 million and Adjusted Operating Margin of 8.9%, an increase of 40 basis points over the prior year;

•	GAAP diluted net earnings per share of $1.89, an increase of 32% over the prior year;

•	Adjusted Diluted Net Earnings Per Share of $1.90, an increase of 12% over the prior year;

•	Cash flow from operations of $275 million and Free Cash Flow of $216 million; and

•	Completed $119 million in term loan repayments and $53 million in share repurchases.

Balance Sheet and Cash Flow

As of September 30, 2025, the Company had cash and cash equivalents of $149 million and no outstanding borrowings under its asset-based revolving line of credit. At fiscal year-end, inventory was $988 million, down 4.7% versus a year ago.

Fourth quarter cash flow from operations was $121 million and Free Cash Flow totaled $78 million. During the fourth quarter, the Company utilized its cash flow to repay $21 million of term loan B debt and repurchase 1.7 million shares under its share repurchase program at an aggregate cost of $20 million. The Company ended fiscal 2025 with a net debt leverage ratio of 1.6x.

Fiscal 2025 Fourth Quarter Segment Results

	Sally Beauty			Beauty Systems Group
(In thousands, except percentages)	Q4 FY25	Q4 FY24	Growth/(Decline)	Q4 FY25	Q4 FY24	Growth/(Decline)
Net Sales	$541,559	$534,074	1.4%	$405,516	$400,954	1.1%
Comparable Sales Growth/(Decline)	1.2%	2.6%	(140) bps	1.4%	1.3%	10 bps
Gross Margin	61.3%	60.4%	90 bps	40.0%	39.0%	100 bps
Operating Earnings	$86,183	$92,932	(7.3)%	$51,286	$44,025	16.5%
Operating Margin	15.9%	17.4%	(150) bps	12.6%	11.0%	160 bps

Fiscal Year 2026 Guidance*

Full Year
Consolidated Net Sales	$3.71 billion to $3.77 billion	(1)
Comparable Sales	Flat to up 1%
Adjusted Operating Earnings	$328 million to $342 million
Adjusted Diluted EPS	$2.00 to $2.10	(2)
Capital Expenditures	Approximately $100 million
Free Cash Flow	Approximately $200 million

(1)	Assumes approximately 50 basis points of favorable impact from expected foreign currency rates
(2)	Assumes 50% of Free Cash Flow goes towards share repurchases (Free Cash Flow defined as GAAP cash flows from operating activities less payments for capital expenditures)

First Quarter
Consolidated Net Sales	$935 million to $945 million	(1)
Comparable Sales	Approximately Flat
Adjusted Operating Earnings	$75 million to $80 million
Adjusted Diluted EPS	$0.43 to $0.47

(1)	Assumes approximately 40 basis points of favorable impact from expected foreign currency rates

Long-Term Outlook*

The Company is introducing financial targets to reflect its three-year planning horizon ending with fiscal 2028, as follows:

•	Consolidated net sales growth in the range of 1% to 3%, annually;

•	Adjusted Operating Earnings growth in the range of 3% to 5%, annually;

•	Adjusted Diluted EPS growth of 10%+, annually; including approximately 50% of Free Cash Flow deployed towards share repurchases;

•	Capital expenditures in the range of $90 million to $120 million; and

•	Free Cash Flow of approximately $200 million, annually.

*

The Company does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of its reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call and Where You Can Find Additional Information

The Company will hold a conference call and live webcast at approximately 7:30 a.m. Central Time today, November 13, 2025, to discuss its financial results and its business. During the conference call, the Company may discuss and answer one or more questions concerning business and financial matters and trends affecting the Company. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

Participants can listen to the live webcast of the conference call by accessing the investor relations section of the Company’s website at sallybeautyholdings.com/investor-relations/events-and-presentations/events-calendar, or through our third-party host at SBH Q4 Earnings Webcast. To join the conference call, participants can pre-register to receive a dial-in number and unique PIN using the following link: Pre-register SBH Q4 Earnings Call. Pre-registration can be completed at any time up to and following the call start time.

A replay will be available on the Company’s investor relations website after 10:00 a.m. Central Time on November 13, 2025, through November 13, 2026.

About Sally Beauty Holdings, Inc.

Sally Beauty Holdings, Inc. (NYSE: SBH), as the leader in professional hair color, sells and distributes professional beauty supplies globally through its Sally Beauty Supply and Beauty Systems Group segments. Sally Beauty Supply stores offer up to 7,000 products for hair color, hair care, nails, and skin care through proprietary brands such as Ion®, Bondbar®, Strawberry Leopard®, Generic Value Products®, Inspired by Nature® and Silk Elements® as well as professional lines such as Wella®, Clairol®, OPI®, L’Oreal®, Wahl® and Babyliss Pro®. Beauty Systems Group stores, branded as Cosmo Prof® or Armstrong McCall® stores, along with its outside sales consultants, sell up to 8,000 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico®, Amika® and Moroccanoil®, intended for use in salons and for resale by salons to retail consumers. For more information about Sally Beauty Holdings, Inc., please visit sallybeautyholdings.com/investor-relations.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this news release and the schedules hereto that are not purely historical facts or that depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of words such as “believes,” “projects,” “expects,” “can,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “will,” “would,”

“anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including the “Risk Factors” described under Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and other filings with the U.S. Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.

Use of Non-GAAP Financial Measures

This news release and the schedules hereto include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States, (“GAAP”), and are therefore referred to as non-GAAP financial measures: (1) Adjusted Gross Margin; (2) Adjusted Selling, General and Administrative Expenses; (3) Adjusted EBITDA and EBITDA Margin; (4) Adjusted Operating Earnings and Operating Margin; (5) Adjusted Net Earnings; (6) Adjusted Diluted Net Earnings Per Share; and (7) Free Cash Flow. We have provided definitions below for these non-GAAP financial measures and have provided tables in the schedules hereto to reconcile these non-GAAP financial measures to the comparable GAAP financial measures.

Adjusted Gross Margin – We define the measure Adjusted Gross Margin as GAAP gross margin excluding the inventory write-off from the Company’s European operations in connection with the fuel for growth initiative for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures.

Adjusted Selling, General and Administrative Expenses – We define the measure Adjusted Selling, General and Administrative Expenses as GAAP selling, general and administrative expenses excluding the costs related to the Company’s fuel for growth initiative, expenses related to the sale of the Company’s corporate headquarters, asset impairment, and other non-recurring expenses for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures.

Adjusted EBITDA and EBITDA Margin – We define the measure Adjusted EBITDA as GAAP net earnings before depreciation and amortization, interest expense, income taxes, share-based compensation, costs related to the Company’s fuel for growth initiative, expenses related to the sale of the Company’s corporate headquarters, restructuring costs, asset impairment, and other non-recurring expenses for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of net sales.

Adjusted Operating Earnings and Operating Margin – Adjusted operating earnings are GAAP operating earnings that exclude the costs related to the Company’s fuel for growth initiative, expenses related to the sale of the Company’s corporate headquarters, costs related to restructuring efforts, asset impairment, and other non-recurring expenses for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted Operating Margin is Adjusted Operating Earnings as a percentage of net sales.

Adjusted Net Earnings – Adjusted net earnings is GAAP net earnings that exclude the tax-effected costs related to the Company’s fuel for growth initiative, tax-effected expenses related to the sale of the Company’s corporate headquarters, tax-effected costs from the loss on debt extinguishment, tax-effected expenses related to asset impairment, tax-effected costs related to restructuring efforts, and tax-effected other non-recurring expenses for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures.

Adjusted Diluted Net Earnings Per Share – Adjusted diluted net earnings per share is GAAP diluted earnings per share that exclude the tax-effected costs related to the Company’s fuel for growth initiative, tax-effected expenses related to the sale of the Company’s corporate headquarters, tax-effected costs from the loss on debt extinguishment, tax-effected expenses related to asset impairment, tax-effected costs related to restructuring efforts, and tax-effected other non-recurring expenses for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures.

Free Cash Flow – We define the measure Free Cash Flow as GAAP net cash provided by operating activities less payments for capital expenditures (net). We believe Free Cash Flow is an important liquidity measure that provides useful information to investors about the amount of cash generated from operations after taking into account payments for capital expenditures (net).

We believe that these non-GAAP financial measures provide valuable information regarding our earnings and business trends by excluding specific items that we believe are not indicative of the ongoing operating results of our businesses, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry.

We have provided these non-GAAP financial measures as supplemental information to our GAAP financial measures and believe these non-GAAP measures provide investors with additional meaningful financial information regarding our operating performance and cash flows. Our management and Board of Directors also use these non-GAAP measures as supplemental measures to evaluate our businesses and the performance of management, including the determination of performance-based compensation, to make operating and strategic decisions, and to allocate financial resources. We believe that these non-GAAP measures also provide meaningful information for investors and securities analysts to evaluate our historical and prospective financial performance. These non-GAAP measures should not be considered a substitute for or superior to GAAP results. Furthermore, the non-GAAP measures presented by us may not be comparable to similarly titled measures of other companies.

Supplemental Schedules

Segment Information	1
Non-GAAP Financial Measures Reconciliations	2-3
Non-GAAP Financial Measures Reconciliations; Adjusted EBITDA and Free Cash Flow	4
Store Count and Comparable Sales	5

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,			Twelve Months Ended September 30,
	2025	2024	Percentage Change	2025	2024	Percentage Change
Net sales	$947,075	$935,028	1.3%	$3,701,424	$3,717,031	(0.4)%
Cost of products sold	452,969	455,827	(0.6)%	1,790,676	1,826,699	(2.0)%

Gross profit	494,106	479,201	3.1%	1,910,748	1,890,332	1.1%
Selling, general and administrative expenses	414,162	397,371	4.2%	1,582,938	1,607,674	(1.5)%
Restructuring	—	(436)	100.0%	—	(75)	100.0%

Operating earnings	79,944	82,266	(2.8)%	327,810	282,733	15.9%
Interest expense	14,953	17,864	(16.3)%	64,393	76,408	(15.7)%

Earnings before provision for income taxes	64,991	64,402	0.9%	263,417	206,325	27.7%
Provision for income taxes	15,060	16,346	(7.9)%	67,539	52,911	27.6%

Net earnings	$49,931	$48,056	3.9%	$195,878	$153,414	27.7%

Earnings per share:
Basic	$0.51	$0.47	8.5%	$1.95	$1.48	31.8%
Diluted	$0.49	$0.46	6.5%	$1.89	$1.43	32.2%

Weighted average shares:
Basic	98,577	102,336		100,662	103,939
Diluted	101,760	105,346		103,821	106,933

			Basis Point Change			Basis Point Change
Comparison as a percentage of net sales
Consolidated gross margin	52.2%	51.2%	100	51.6%	50.9%	70
Selling, general and administrative expenses	43.7%	42.5%	120	42.8%	43.3%	(50)
Consolidated operating margin	8.4%	8.8%	(40)	8.9%	7.6%	130
Effective tax rate	23.2%	25.4%	(220)	25.6%	25.6%	0

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30
	2025	2024
Cash and cash equivalents	$149,162	$107,961
Trade and other accounts receivable	116,562	92,188
Inventory	987,575	1,036,624
Other current assets	48,154	68,541

Total current assets	1,301,453	1,305,314
Property and equipment, net	284,284	269,872
Operating lease assets	646,698	582,573
Goodwill and other intangible assets	593,692	598,226
Other assets	44,969	36,914

Total assets	$2,871,096	$2,792,899

Current maturities of long-term debt	$4,000	$4,127
Accounts payable	224,507	269,424
Accrued liabilities	184,641	162,950
Current operating lease liabilities	158,566	136,068
Income taxes payable	4,260	20,100

Total current liabilities	575,974	592,669
Long-term debt, including capital leases	861,974	978,255
Long-term operating lease liabilities	538,426	479,616
Other liabilities	21,026	22,066
Deferred income tax liabilities, net	79,489	91,758

Total liabilities	2,076,889	2,164,364
Total stockholders’ equity	794,207	628,535

Total liabilities and stockholders’ equity	$2,871,096	$2,792,899

Supplemental Schedule 1

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended September 30,			Twelve Months Ended September 30,
	2025	2024	Percentage Change	2025	2024	Percentage Change
Net sales:
Sally Beauty Supply (“Sally”)	$541,559	$534,074	1.4%	$2,094,363	$2,107,089	(0.6)%
Beauty Systems Group (“BSG”)	405,516	400,954	1.1%	1,607,061	1,609,942	(0.2)%

Total net sales	$947,075	$935,028	1.3%	$3,701,424	$3,717,031	(0.4)%

Operating earnings:
Sally	$86,183	$92,932	(7.3)%	$326,667	$334,319	(2.3)%
BSG	51,286	44,025	16.5%	196,361	178,420	10.1%

Segment operating earnings	137,469	136,957	0.4%	523,028	512,739	2.0%

Unallocated expenses (1)	57,525	55,127	4.3%	195,218	230,081	(15.2)%
Restructuring	—	(436)	100.0%	—	(75)	100.0%
Interest expense	14,953	17,864	(16.3)%	64,393	76,408	(15.7)%

Earnings before provision for income taxes	$64,991	$64,402	0.9%	$263,417	$206,325	27.7%

	2025	2024	Basis Point Change	2025	2024	Basis Point Change
Segment gross margin:
Sally	61.3%	60.4%	90	60.8%	59.7%	110
BSG	40.0%	39.0%	100	39.7%	39.3%	40

Segment operating margin:
Sally	15.9%	17.4%	(150)	15.6%	15.9%	(30)
BSG	12.6%	11.0%	160	12.2%	11.1%	110
Consolidated operating margin	8.4%	8.8%	(40)	8.9%	7.6%	130

(1)

Unallocated expenses, including share-based compensation expense, consist of corporate and shared costs and are included in selling, general and administrative expenses. Additionally, unallocated expenses include costs associated with our Fuel for Growth initiative and a gain from the sale of our corporate headquarters.

Supplemental Schedule 2

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2025
	As Reported (GAAP)	Fuel for Growth and Other (1)	Corporate HQ Relocation (2)	As Adjusted (Non-GAAP)
Cost of products sold	$452,969	$180	$—	$453,149
Consolidated gross margin	52.2%			52.2%
Selling, general and administrative expenses	414,162	(7,391)	(1,465)	405,306
SG&A expenses, as a percentage of sales	43.7%			42.8%
Operating earnings	79,944	7,211	1,465	88,620
Operating margin	8.4%			9.4%
Interest expense	14,953	—	—	14,953
Earnings before provision for income taxes	64,991	7,211	1,465	73,667
Provision for income taxes (4)	15,060	1,846	379	17,285

Net earnings	$49,931	$5,365	$1,086	$56,382

Earnings per share: (5)
Basic	$0.51	$0.05	$0.01	$0.57
Diluted	$0.49	$0.05	$0.01	$0.55

	Three Months Ended September 30, 2024
	As Reported (GAAP)	Fuel for Growth and Other (1)	Restructuring (3)	As Adjusted (Non-GAAP)
Cost of products sold	$455,827	$—	$—	$455,827
Consolidated gross margin	51.2%			51.2%
Selling, general and administrative expenses	397,371	(6,191)	—	391,180
SG&A expenses, as a percentage of sales	42.5%			41.8%
Restructuring	(436)	—	436	—
Operating earnings	82,266	6,191	(436)	88,021
Operating margin	8.8%			9.4%
Interest expense	17,864	—	—	17,864
Earnings before provision for income taxes	64,402	6,191	(436)	70,157
Provision for income taxes (4)	16,346	1,592	(113)	17,825

Net earnings	$48,056	$4,599	$(323)	$52,332

Earnings per share: (5)
Basic	$0.47	$0.04	$(0.00)	$0.51
Diluted	$0.46	$0.04	$(0.00)	$0.50

(1)

Fuel for Growth and other represents expenses primarily related expenses associated with our Fuel for Growth program and other non-recurring items, including the write-off of a certain tradename used in the United Kingdom during the three months ended September 30, 2025.

(2)	Primarily represents expenses in connection with the relocation of our headquarters.

(3)	Restructuring represents expenses and adjustments incurred primarily in connection with our Distribution Center Consolidation and Store Optimization Plan.

(4)

The provision for income taxes was calculated using the applicable tax rates for each country, while excluding the tax benefits for countries where the tax benefit is not currently deemed probable of being realized.

(5)	The sum of the earnings per share may not equal the full amount due to rounding of the calculated amounts.

Supplemental Schedule 3

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures Reconciliations, Continued

(In thousands, except per share data)

(Unaudited)

	Twelve Months Ended September 30, 2025
	As Reported (GAAP)	Fuel for Growth and Other (1)	Corporate HQ Relocation (2)	Asset Impairment (3)	As Adjusted (Non-GAAP)
Cost of products sold	$1,790,676	$(3,888)	$—	$—	$1,786,788
Consolidated gross margin	51.6%				51.7%
Selling, general and administrative expenses	1,582,938	(19,803)	24,831	(1,779)	1,586,187
SG&A expenses, as a percentage of sales	42.8%				42.9%
Operating earnings	327,810	23,691	(24,831)	1,779	328,449
Operating margin	8.9%				8.9%
Interest expense	64,393	—	—	—	64,393
Earnings before provision for income taxes	263,417	23,691	(24,831)	1,779	264,056
Provision for income taxes (6)	67,539	5,331	(6,409)	444	66,905

Net earnings	$195,878	$18,360	$(18,422)	$1,335	$197,151

Earnings per share: (7)
Basic	$1.95	$0.18	$(0.18)	$0.01	$1.96
Diluted	$1.89	$0.18	$(0.18)	$0.01	$1.90

	Twelve Months Ended September 30, 2024
	As Reported (GAAP)	Fuel for Growth and Other (1)	Restructuring (4)	Loss on Debt Extinguishment (5)	As Adjusted (Non-GAAP)
Cost of products sold	$1,826,699	$—	$—	$—	$1,826,699
Consolidated gross margin	50.9%				50.9%
Selling, general and administrative expenses	1,607,674	(31,951)	—	—	1,575,723
SG&A expenses, as a percentage of sales	43.3%				42.4%
Restructuring	(75)	—	75	—	—
Operating earnings	282,733	31,951	(75)	—	314,609
Operating margin	7.6%				8.5%
Interest expense	76,408	—	—	(4,261)	72,147
Earnings before provision for income taxes	206,325	31,951	(75)	4,261	242,462
Provision for income taxes (6)	52,911	8,210	(20)	1,095	62,196

Net earnings	$153,414	$23,741	$(55)	$3,166	$180,266

Earnings per share: (7)
Basic	$1.48	$0.23	$(0.00)	$0.03	$1.73
Diluted	$1.43	$0.22	$(0.00)	$0.03	$1.69

(1)

Fuel for Growth and other represents expenses primarily related expenses associated with our Fuel for Growth program and other non-recurring items, including our divestiture of operations in Spain and the write-off of a certain tradename used in the United Kingdom during the twelve months ended September 30, 2025.

(2)	Primarily represents a $26.6 million gain from the sale of our headquarters in Denton, TX and expenses in connection with the relocation of our headquarters.

(3)	Impairment related to the write-off of a certain tradename used in Europe.

(4)	Restructuring represents expenses and adjustments incurred primarily in connection with our Distribution Center Consolidation and Store Optimization Plan.

(5)

Loss on debt extinguishment relates to the repayment of our 5.625% Senior Notes due 2025, which included the write-off of unamortized deferred financing costs of $2.0 million, and overlapping interest, net of interest earned on short-term cash equivalents, in the amount of $0.5 million on such senior notes after February 27, 2024 and until their redemption. These pro-forma adjustments assume the redeemed senior notes were repaid on February 27, 2024 at the time of closing on our 6.75% Senior Notes due 2032. In connection with the repricing of our Term Loan B, we recognized a write-off of unamortized deferred financing costs of $1.7 million.

(6)

The provision for income taxes was calculated using the applicable tax rates for each country, while excluding the tax benefits for countries where the tax benefit is not currently deemed probable of being realized.

(7)	The sum of the earnings per share may not equal the full amount due to rounding of the calculated amounts.

Supplemental Schedule 4

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures Reconciliations, Continued

(In thousands)

(Unaudited)

	Three Months Ended September 30,			Twelve Months Ended September 30,
Adjusted EBITDA:	2025	2024	Percentage Change	2025	2024	Percentage Change
Net earnings	$49,931	$48,056	3.9%	$195,878	$153,414	27.7%
Add:
Depreciation and amortization	24,328	26,205	(7.2)%	99,921	109,738	(8.9)%
Interest expense	14,953	17,864	(16.3)%	64,393	76,408	(15.7)%
Provision for income taxes	15,060	16,346	(7.9)%	67,539	52,911	27.6%

EBITDA (non-GAAP)	104,272	108,471	(3.9)%	427,731	392,471	9.0%
Share-based compensation	4,449	3,912	13.7%	19,249	17,172	12.1%
Fuel for Growth and Other	7,211	6,191	16.5%	23,691	31,951	(25.9)%
Corporate HQ Relocation	1,465	—	100.0%	(24,831)	—	100.0%
Asset Impairment	—	—	—	1,779	—	100.0%
Restructuring	—	(436)	100.0%	—	(75)	100.0%

Adjusted EBITDA (non-GAAP)	$117,397	$118,138	(0.6)%	$447,619	$441,519	1.4%

			Basis Point Change			Basis Point Change
Adjusted EBITDA as a percentage of net sales
Adjusted EBITDA margin	12.4%	12.6%	(20)	12.1%	11.9%	20

Free Cash Flow:	2025	2024	Percentage Change	2025	2024	Percentage Change
Cash flows from operating activities	$120,878	$110,673	9.2%	$274,831	$246,528	11.5%
Less: Payments for capital expenditures	42,874	37,357	14.8%	102,145	101,165	1.0%
Plus: Proceeds from sales of property and equipment (1)	—	—	—	43,574	—	100.0%

Free cash flow (non-GAAP)	$78,004	$73,316	6.4%	$216,260	$145,363	48.8%

(1)	For the twelve months ended September 30, 2025, represents the proceeds from the sale of our corporate headquarters.

Supplemental Schedule 5

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Store Count and Comparable Sales

(Unaudited)

	As of September 30,
	2025	2024	Change
Number of stores:
Sally stores	3,096	3,129	(33)
BSG:
Company-operated stores	1,194	1,200	(6)
Franchise stores	132	131	1

Total BSG	1,326	1,331	(5)

Total consolidated	4,422	4,460	(38)

Number of BSG salon business consultants (1)	591	652	(61)

(1)	BSG salon business consultants (SBC) include 182 and 190 sales consultants employed by our franchisees at September 30, 2025 and 2024, respectively.

	Three Months Ended September 30,			Twelve Months Ended September 30,
	2025	2024	Basis Point Change	2025	2024	Basis Point Change
Comparable sales growth (decline):
Sally	1.2%	2.6%	(140)	0.4%	(0.7)%	110
BSG	1.4%	1.3%	10	0.2%	1.6%	(140)
Consolidated	1.3%	2.0%	(70)	0.3%	0.3%	—

Our comparable sales include sales from stores that have been operating for 14 months or longer as of the last day of a month and e-commerce revenue. Additionally, our comparable sales include sales to franchisees and full-service sales. Our comparable sales amounts exclude the effect of changes in foreign exchange rates and sales from stores relocated until 14 months after the relocation. Revenue from acquired stores is excluded from our comparable sales calculation until 14 months after the acquisition.